EXHIBIT 99.1

ECHOSTAR COMPLETES PARTIAL REDEMPTION
OF 9 1/8 % SENIOR NOTES

LITTLETON, Colo., Sept. 4, 2003 — EchoStar Communications Corporation (Nasdaq: DISH) confirmed that effective Sept. 3, 2003, its subsidiary, EchoStar DBS Corporation, completed the previously announced redemption of $245 million principal amount of its 9 1/8 % Senior Notes due 2009. The outstanding principal amount of the notes after this redemption is $455 million.

EchoStar Communications Corporation (NASDAQ: DISH), through its DISH Network™, is the fastest growing U.S. provider of satellite television entertainment services with 9 million customers. DISH Network delivers advanced digital satellite television services, including hundreds of video and audio channels, Interactive TV, digital video recording, HDTV, international programming, professional installation and 24-hour customer service. Headquartered in Littleton, Colo., EchoStar has been a leader for 23 years in digital satellite TV equipment sales and support worldwide. EchoStar is included in the Nasdaq-100 Index (NDX) and is a Fortune 500 company. Visit EchoStar’s Web site at <www.echostar.com> or call 1-800-333-DISH (3474).

Investor Relations Contact: Jason Kiser, 303-723-2210, jason.kiser@echostar.com
Press Contacts: Marc Lumpkin, 303-723-2020, marc.lumpkin@echostar.com;
Steve Caulk, 303-723-2010, steve.caulk@echostar.com

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